EXHIBIT 16

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously the principal accountants for 1997 Corp. and on March 31, 1997 we reported on the balance sheet of 1997 Corp. (a development stage enterprise) as of March 31, 1997. We have read the Company's statements in "Experts" included in the Registration Statement (No. 333-24671) on Amendment No. 3 to Form SB-2 and we agree with such statements.

                              /s/ FELDMAN SHERB EHRLICH & CO. P.C.
                              ------------------------------------
                              Feldman Sherb Ehrlich & Co. P.C.
                              Certified Public Accountants
                              (Formerly Feldman Radin & Co., P.C.)

New York, NY
September 14, 1998